UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2014

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

AGL Resources Inc. (the “Company”) held its annual meeting of shareholders in Atlanta, Georgia on April 29, 2014. Holders of an aggregate of 119,202,412 shares of the Company’s common stock at the close of business on February 18, 2014, were entitled to vote at the meeting, of which 102,112,750 or 85.67% of the eligible voting shares were represented in person or by proxy. At the annual meeting, the shareholders were presented with six proposals as set forth in the Company’s proxy statement. The shareholders voted as follows:

Proposal 1 – Election of Directors.

Nominee	For	Withheld	Broker Non-votes

Sandra N. Bane	79,384,588	606,620	22,131,542
Thomas D. Bell, Jr.	79,338,167	653,041	22,131,542
Norman R. Bobins	78,104,543	1,886,665	22,131,542
Charles R. Crisp	79,107,929	883,279	22,131,542
Brenda J. Gaines	71,252,732	8,738,476	22,131,542
Arthur E. Johnson	79,095,707	895,501	22,131,542
Wyck A. Knox, Jr.	79,046,749	944,459	22,131,542
Dennis M. Love	79,189,698	801,510	22,131,542
Dean R. O’Hare	79,356,795	634,413	22,131,542
Armando J. Olivera	79,401,860	589,348	22,131,542
John E. Rau	79,375,582	615,626	22,131,542
James A. Rubright	79,164,298	826,910	22,131,542
John W. Somerhalder II	77,928,096	2,063,112	22,131,542
Bettina M. Whyte	79,317,177	674,031	22,131,542
Henry C. Wolf	79,303,122	688,086	22,131,542

Proposal 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014.

For	101,006,027
Against	798,317
Abstain	318,406
Broker Non-Votes	None

Proposal 3 – Advisory vote on executive compensation.

For	76,412,272
Against	2,314,193
Abstain	1,264,743
Broker Non-Votes	22,131,542

Proposal 4 – Adoption of an amendment and restatement of our amended and restated employee stock purchase plan.

For	77,533,482
Against	1,681,212
Abstain	776,514
Broker Non-Votes	22,131,542

Proposal 5 – Shareholder proposal on gender identity non-discrimination policy.

For	27,121,701
Against	45,287,969
Abstain	7,581,538
Broker Non-Votes	22,131,542

Proposal 6 – Shareholder proposal on majority voting standard for director elections.

For	40,132,050
Against	39,209,445
Abstain	649,713
Broker Non-Votes	22,131,542

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: April 30, 2014	/s/ Andrew W. Evans
Andrew W. Evans Executive Vice President and Chief Financial Officer